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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders
Of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statements No. 33-69136, No. 33-9807, No. 333-07697, No. 333-75107, and No. 333-24903 of
Uni-Marts, Inc. on Form S-8 of our report dated December 16, 2003, appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 2003.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Uni-Marts, Inc., listed in Item 15(A)(2). This consolidated financial statement schedule is the responsibility of Uni-Marts, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 19, 2003